EXHIBIT 23.2
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of TouchStone Software Corporation of our report dated March 14, 2003, relating to the financial statements appearing into the Company's previously filed the Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 2002.



/s/ Vitale, Caturano and Company, P.C.

Boston, Massachusetts
March 14, 2003